UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2012
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
On May 29, 2012, DreamWorks Animation SKG, Inc. (the “Company”) held its Annual Meeting of Stockholders. The agenda items for such meeting are shown below along with the vote of the Company's Class A and Class B common stock, voting together as a single class, with respect to such agenda items.

1.	Election of nine directors to serve for the ensuing year or until their successors are duly elected and qualified.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey Katzenberg	197,185,020	18,934,787	8,800,977
Roger A. Enrico	199,637,280	16,482,527	8,800,977
Lewis W. Coleman	213,064,457	3,055,350	8,800,977
Harry Brittenham	215,759,022	360,785	8,800,977
Thomas E. Freston	177,983,228	38,136,579	8,800,977
Mellody Hobson	214,219,969	1,899,838	8,800,977
Michael J. Montgomery	215,708,828	410,979	8,800,977
Nathan Myhrvold	214,309,658	1,810,149	8,800,977
Richard Sherman	213,007,628	3,112,179	8,800,977

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the year ending December 31, 2012.

Number of Votes
Votes for	224,761,905
Votes against	124,561
Votes abstained	34,318

3.	An advisory vote to approve named executive officer compensation.

Number of Votes
Votes for	208,654,679
Votes against	6,400,492
Votes abstained	1,064,636
Broker non-votes	8,800,977

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: June 1, 2012	By:	/s/ Lewis W. Coleman
Lewis W. Coleman
President and Chief Financial Officer